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                                                                      EXHIBIT 21

Subsidiaries of Xerox Corporation

   The following companies are subsidiaries of Xerox Corporation as of May 1, 2001. The names of a number of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary                           Incorporated In
------------------                           ---------------
Intelligent Electronics, Inc................ Pennsylvania
Intellinet, Ltd............................. Pennsylvania
RNTS, Inc................................... Colorado
Xerox Connect, Inc.......................... Pennsylvania
Kapwell, Ltd................................ Bermuda
Proyectos Inverdoco, C.A.................... Venezuela
Goodkap, Ltd................................ Bermuda
Kapskew, Ltd................................ Bermuda
Xerox de Venezuela, C.A..................... Venezuela
Pacific Services and Development Corporation Delaware
Inversiones San Simon, S.A.................. Venezuela
Estacionamiento Bajada III, C.A............. Venezuela
Xerox Argentina, I.C.S.A.................... Argentina
Xerox Canada Capital Ltd.................... Ontario
Xerox Canada Inc............................ Ontario
Xerox Canada Acceptance Inc................. Canada
Xerox Canada Facilities Management Ltd...... Ontario
Xerox Canada Finance Inc.................... Ontario
Xerox Canada Ltd............................ Canada
Xerox Canada Manufacturing & Research Inc... Ontario
Xerox de Chile S.A.......................... Chile
Xerox Financial Services, Inc............... Delaware
OakRe Life Insurance Company................ Missouri
Ridge Reinsurance Limited................... Bermuda
Talegen Holdings, Inc....................... Delaware
VRN Inc..................................... Delaware
Xerox Credit Corporation.................... Delaware
XFS Merchant Partner, Inc................... Delaware
Xerox Foreign Sales Corporation............. Barbados
Xerox Investments (Europe) BV............... Netherlands
Xerox Holdings (Ireland) Limited............ Ireland
Xerox (Europe) Limited...................... Ireland
Xerox XF Holdings (Ireland) Limited......... Ireland
Xerox Israel Ltd............................ Israel
Xerox UK Holdings Limited................... United Kingdom
Triton Business Finance Limited............. United Kingdom
Xerox Engineering Systems Europe Limited.... United Kingdom
Xerox Research (UK) Limited (in liquidation) United Kingdom
Xerox Trading Enterprises Limited........... United Kingdom
Xerox Overseas Holdings Limited............. United Kingdom
Xerox Holding (Nederland) B.V............... Netherlands
Xerox XHB Limited........................... Bermuda
Xerox XIB Limited........................... Bermuda
Xerox Limited............................... United Kingdom
Fuji Xerox Co., Ltd. *...................... Japan

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
    Name of Subsidiary                                      Incorporated In
    ------------------                                      ---------------
    Xerox (Hong Kong) Limited.............................. Hong Kong
    NV Xerox Credit S.A.................................... Belgium
    NV Xerox Management Services S.A....................... Belgium
    N.V. Xerox S.A......................................... Belgium
    The Limited Liability Company Xerox(Ukraine)Limited.... Ukraine
    Xerox AB............................................... Sweden
    Xerox AG............................................... Switzerland
    Xerox A/S.............................................. Denmark
    Xerox AS............................................... Norway
    Xerox Austria GmbH..................................... Austria
    Xerox Beograd d.o.o.................................... Yugoslavia
    Xerox Bulgaria......................................... Bulgaria
    Xerox Buro Araciari Ticaret ve Servis A.S.............. Turkey
    Xerox (C.I.S.) LLC..................................... Russia
    Xerox Czech Republic s r.o............................. Czech Republic
    Xerox Direct Nord GmbH................................. Germany
    Xerox Direct Ost GmbH.................................. Germany
    Xerox Direct Rhein-Main GmbH........................... Germany
    Xerox Direct Sud GmbH.................................. Germany
    Xerox Direct Sud-West GmbH............................. Germany
    Xerox Espana-The Document Company, S.A.U............... Spain
    Xerox (Nigeria) Limited................................ Nigeria
    Xerox Oy............................................... Finland
    Xerox Polska Sp.zo.o................................... Poland
    Xerox Portugal Equipamentos de Escritorio, Limitada.... Portugal
    Xerox (Romania) Echipmante Si Servici S.A.............. Romania
    Xerox (Romania) SRL.................................... Romania
    Xerox Slovenia d.o.o................................... Slovenia
    Xerox Suth Africa (Proprietary) Limited................ South Africa
    Xerox S.p.A............................................ Italy
    Xerox--THE DOCUMENT COMPANY S.A.S...................... France
    Xerox Hellas AEE....................................... Greece
    Xerox Hungary Trading Company Ltd...................... Hungary
    Xerox Kenya Limited.................................... Kenya
    Xerox Mexicana, S.A. de C.V............................ Mexico
    Xerox Middle East Investments (Bermuda) Limited........ Bermuda
    Bessemer Insurance Limited............................. Bermuda
    Investissements Xerographiques Marocains S.A........... Morocco
    Reprographics Egypt Limited............................ Egypt
    Xerox Egypt S.A.E...................................... Egypt
    Xerox Finance Leasing S.A.E............................ Egypt
    Xerox Participacoes Ltda............................... Brazil
    Xerox do Brasil Ltda................................... Brazil
    Xerox Comercio e Industria Ltda........................ Brazil
    Xerox Desenvolvimento de Sistemas e de Technologia Ltda Brazil
    Xerox Real Estate Services, Inc........................ New York
    Xerox Realty Corporation............................... Delaware
    Xerox Servicios Tecnicos, C.A.......................... Venezuela
    XESystems, Inc......................................... Delaware

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*  Indicates only 25% is owned, directly or indirectly, by Xerox Corporation.

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